SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 25, 2009 (June 23, 2009)
Date of Report (Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-12448 (Commission File Number)	91-1104842 (I.R.S. Employer Identification Number)
23500 — 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices) (Zip Code)
(253) 850-3500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or By-laws
On June 23, the Board of Directors of Flow International Corporation (the “Company”) adopted amended Company Bylaws as recommended by the Company’s Governance and Nominating Committee. The new Bylaws reflect numerous revisions to the Company’s previous Bylaws including revisions relating to (i) shareholder meetings, director nominations and the proposal of other business by shareholders, (ii) recent changes to the Washington Business Corporation Act (the “WBCA”), (iii) the need to reflect current corporate practices generally and within the Company and (iv) various administrative changes. The more substantive revisions are as follows:
•	Article I, Section 10 has been amended to reflect changes in Washington law relating to the appointment of proxies and the use of electronic transmissions.

•	Article I, Section 11 has been amended to establish procedures for determining business that may be brought before the shareholders at meetings.

•	A new Section 12 has been added to Article I to provide for an advance notice period of no earlier than 120 days and no later than 90 days for shareholders to comply with to properly bring items of business for consideration at meetings of shareholders. This section was also amended to require shareholders to supply more detailed information in order for the Company and its shareholders to be able to more fully understand the beneficial ownership of, and other interests held by, a proposing shareholder in the Company’s securities.

•	A new Section 13 has been added to Article I to require that shareholders proposing nominees for election to the Board of Directors provide information about the nominees that would be required to be disclosed by the SEC in a proxy statement and such information as is relevant to the determination of the independence of a nominee. The requested information would be supplied by completing a questionnaire that will be provided by the Secretary of the Company upon written request of a proposing shareholder. A proposed nominee will also be required to enter into an agreement to comply with such rules and policies applicable to directors as the Company may adopt from time to time.

•	Article II, Section 2 was amended to provide a definition of a “contested election” to address potential ambiguities in the WBCA relating to recently enacted majority voting provisions.

•	New provisions have been added to Article II to address the use of notice, in particular the use of electronic forms of notice, and to conform the Bylaws to the notice provisions of the WBCA.

•	Article III has been revised to remove the descriptions of officer duties and responsibilities, some of which had been become outdated. Article III now provides that the Board of Directors, or a duly authorized officer, shall establish and may at any time modified the powers, duties and responsibilities of each officer.

•	A new Article IV, Section 5 was added to specifically authorize the use of uncertificated shares.
This foregoing description of the revisions to the Company’s Bylaws is qualified in its entirety by reference to the new amended Bylaws, which are filed as Exhibit 3.4 to this Form 8-K and are incorporated herein by reference.
ITEM 9.01. Exhibits.
(d) Exhibits

Item No.	Description
3.4	Amended Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION
Date: June 25, 2009	By:	/s/ John S. Leness
John S. Leness